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                                                                     Exhibit 3.5

                                    AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                     EL CONQUISTADOR PARTNERSHIP L.P., S.E.
                        (A DELAWARE LIMITED PARTNERSHIP)

         The undersigned, being the sole general partner of EL CONQUISTADOR PARTNERSHIP L.P., S.E., a Delaware limited partnership (the "Partnership"), does hereby certify as follows:

         1. The name of the Partnership is EL CONQUISTADOR PARTNERSHIP L.P.,
S.E.

         2. The Certificate of Limited Partnership (the "Certificate") was filed in the Office of the Secretary of State of the State of Delaware on January 16, 1990, and was amended by Certificates of Amendment filed on March 21, 1991, on March 5, 1992, on May 5, 1998, and on April 14, 1999.

         3. This Certificate of Amendment is filed to (a) reflect the withdrawal of WKA El Con Associates as a general partner of the Partnership, (b) reflect the withdrawal of Conquistador Holding, Inc. as a general partner of the Partnership and (c) reflect the admittance of Conquistador Holding (SPE), Inc. as a general partner of the Partnership.

         4. Item 3 of the Certificate is hereby amended to read as follows:

               "3. The name and mailing address of the sole general partner of the Partnership is:

                  Conquistador Holding (SPE), Inc.
                  c/o Patriot American Hospitality, Inc.
                  1950 Stemmons Freeway
                  Suite 6001
                  Dallas, Texas 75207".






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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of the Certificate of Limited Partnership this ____ day of __________, 1999.

                                                CONQUISTADOR HOLDING (SPE), INC.



                                                By:
                                                   _____________________________
                                                   Name:
                                                   Title:







                                        2


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